Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-18803) of the NCR Savings Plan of our report dated June 13, 2003 relating to the financial statements of the NCR Savings Plan which appears in this Form 11-K.

/s/    PRICEWATERHOUSECOOPERS LLP

Dayton, Ohio

June 27, 2003